EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Airborne Freight Corporation
Seattle, Washington

We consent to the incorporation by reference in Registration Statement Nos. 33-3713, 33-39720, 33-51651 and 33-58905 of Airborne Freight Corporation
and subsidiaries on Form S-8 of our reports dated February 13, 1998, appearing in this Annual Report on Form 10-K of Airborne Freight
Corporation and subsidiaries for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Seattle, Washington
March 27, 1998